EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Transatlantic Holdings, Inc. on Form S-8 (File No. __-______) of our report dated February 7, 2000, on our audits of the consolidated financial statements and financial statement schedules of Transatlantic Holdings, Inc. and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in the 1999 Annual Report on Form 10-K.


                                             PricewaterhouseCoopers LLP

                                             /s/ PricewaterhouseCoopers LLP

New York, New York
November 20, 2000